Exhibit 3.11

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

This Certificate of Limited Partnership of ServiceMaster Consumer Services Limited Partnership (the “Partnership”) is being executed and filed by the undersigned General Partner (the “General Partner”), as the duly authorized attorney-in-fact for the Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. Section 17-101 et seq).

ARTICLE ONE

The name of the limited partnership formed hereby is ServiceMaster Consumer Services Limited Partnership.

ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent for service of process on the Partnership at such address is The Corporation Trust Company.

ARTICLE THREE

The name and business address of the General Partner of the Partnership is:

Name	Business Address

ServiceMaster Consumer Services	2300 Warrenville Road
Management Corporation	Downers Grove, IL 60515

ARTICLE FOUR

The nature of the purpose or business to be conducted or promoted is to engage in any business which may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, including (without limitation) the provision of consumer services, including residential and commercial cleaning lawn care, termite and pest control services, maid services, and residential systems and appliance repair or replacement; the carrying on of any business relating thereto or arising therefrom; the entering into of any partnership or joint venture or other similar arrangements to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing (including ownership of a limited partnership interest in any partnership); and anything incidental or necessary to the foregoing.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 22nd day of August, 1990 by his duly authorized attorney-in-fact.

SERVICEMASTER CONSUMER SERVICES
MANAGEMENT CORPORATION

By:	/s/ Vernon T. Squires
Vernon T. Squires
Its Vice President

Attorney-in-Fact

ACKNOWLEDGEMENT

STATE OF ILLINOIS	)
) SS.
COUNTY OF DUPAGE	)

The foregoing Certificate of Limited Partnership of ServiceMaster Consumer Services Limited Partnership was acknowledged before me this 22 day of August, 1990 by VERNON T. SQUIRES, as Vice President of ServiceMaster Consumer Services Management Corporation, the general partner of ServiceMaster Consumer Services Limited Partnership and the attorney-in-fact for said limited partnership.

[SEAL]	Notary Public

My Commission Expires On:
April 25, 1993

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

ServiceMaster Consumer Services Limited Partnership, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the name change of ServiceMaster Consumer Services Management Corporation to ServiceMaster Consumer Services, Inc., and a change in address for the general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

The name and business address of the General Partner of the Partnership is:

Name	Business Address

ServiceMaster	One ServiceMaster Way
Consumer Services, Inc.	Downers Grove, IL 60515
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the sole general partner of ServiceMaster Consumer Services Limited Partnership has executed this Certificate of Amendment on October 11, 1991.

ServiceMaster Consumer Services, Inc.

By:	/s/ Vernon T. Squires
Vernon T. Squires
Vice President and Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

ServiceMaster Consumer Services Limited Partnership, a limited partnership organized under, the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the admission of a second general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

The name and business address of the General Partner of the Partnership is:

Name	Business Address

ServiceMaster	One ServiceMaster Way
Consumer Services, Inc.	Downers Grove, IL 60515
Attn: Chief Executive Officer

The ServiceMaster Company	One ServiceMaster Way
Limited Partnership	Downers Grove, IL 60515
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the two general partners of ServiceMaster Consumer Services Limited Partnership have executed this Certificate of Amendment on April 2, 1992.

The ServiceMaster Company			ServiceMaster Consumer Services, Inc.
Limited Partnership

By:	ServiceMaster Management	By:	/s/ Vernon T. Squires
	Corporation		Vernon T. Squires
Vice President and Secretary

By:	/s/ E. L. Olsen
E. L. Olsen, Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

ServiceMaster Consumer Services Limited Partnership, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act to reflect the withdrawal of The ServiceMaster Company Limited Partnership as a general partner, and a change in address of the existing general partner, certifies that Article Three of the Certificate of Limited Partnership is amended to read in its entirety as follows:

The name and business address of the General Partner of the Partnership is:

Name	Business Address

ServiceMaster Consumer	860 Ridge Lake Blvd.
Services, Inc.	Memphis, TN 38120
Attn: Chief Executive Officer

IN WITNESS WHEREOF, the sole general partner of ServiceMaster Consumer Services Limited Partnership has executed this Certificate of Amendment on July 29, 1998.

ServiceMaster Consumer Services, Inc.

By:	/s/ Ernest J. Mrozek
Ernest J. Mrozek
President

Certificate of Merger

of
ServiceMaster Strategic Limited Partnership
with and into
ServiceMaster Consumer Services Limited Partnership

ServiceMaster Consumer Services Limited Partnership, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (“Act”), for the purpose of merging with another entity pursuant to § 17-211 of the Act, submits this Certificate of Merger for filing and certifies that:

1.     The name and jurisdiction of formation or organization of each of the domestic limited partnership and other business entities that are constituent entities are:

Name	Jurisdiction

ServiceMaster Strategic Limited Partnership	Delaware
ServiceMaster Consumer Services Limited Partnership	Delaware

2.     An agreement of merger has been approved and executed by each domestic limited partnership and other business entity which is a constituent entity.

3.     The name of the surviving limited partnership is: ServiceMaster Consumer Services Limited Partnership.

4.     The merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

5.     The agreement of merger is on file at the following place of business of the surviving limited partnership: 860 Ridge Lake Boulevard, Memphis, Tennessee 38120.

6.     A copy of the agreement of merger will be furnished by the surviving limited partnership, on request and without cost, to any partner of any domestic limited partnership or any person holding an interest in any other business entity which is a constituent entity.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of 4 September 2001 and is being filed in accordance with § 17-211 of the Act by an authorized person of the surviving limited partnership.

ServiceMaster Consumer Services Limited Partnership

By:	ServiceMaster Consumer Services, Inc., general partner

By:	/s/ John Mann
Its: Vice President